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Exhibit 21.1

IAC/InterActiveCorp Subsidiaries

Entity	Jurisdiction of Formation
1. INTERVAL
IIC Holdings Incorporated	Delaware
Intercambios Internacionales de Vacaciones Interval International España SA	Spain
Intercambios Internacionales de Vacaciones S.A. de CV	Mexico
Interval Acquisition Corp.	Delaware
Interval European Holdings Limited	England and Wales
Interval Holdings, Inc.	Delaware
Interval International (Israel) Vacation Enterprises Limited	Israel
Interval International Argentina S.A.	Argentina
Interval International Brasil Serviços Ltda	Brazil
Interval International de Chile S.A.	Chile
Interval International de Colombia, S.A.	Colombia
Interval International Devre Mulk Turizm Limited Sirketi	Turkey
Interval International Egypt Ltd.	Egypt
Interval International Finland Oy	Finland
Interval International France SA	France
Interval International GmbH	Germany
Interval International Greece Ltd.	Greece
Interval International Holdings Mexico S.A. de C.V.	Mexico
Interval International Holdings, Inc.	Florida
Interval International India Private Limited	India
Interval International Italia SRL	Italy
Interval International Limited	England and Wales
Interval International Overseas Holdings, Inc.	Florida
Interval International Singapore (Pte) Ltd.	Singapore
Interval International South Africa (Pty) Ltd.	South Africa
Interval International, Inc.	Florida
Interval Resort & Financial Services, Inc.	Florida
Interval Servicios de Mexico S.A. de CV	Mexico
Interval Software Services (Europe) Limited	Northern Ireland
Interval Software Services, LLC	Florida
Interval Travel Limited	England and Wales
Interval Travel, Inc.	Florida
Interval UK Holdings Limited	England and Wales
Interval Vacation Exchange, Inc.	Delaware
Intervalo Internacional Prestação da Servicios Lda	Portugal
Meragon Financial Services, Inc.	North Carolina
Meridian Financial Services, Inc.	North Carolina
Organizacion Interval International, C.A.	Venezuela
Sage Systems, Inc.	Washington
Worldex Corporation	Florida
2. TVTS
TV Travel Group Ltd.	United Kingdom
TV Travel Shop Broadcasting Ltd.	United Kingdom
TV Travel Shop Europe Ltd.	United Kingdom

TV Travel Shop Holidays Ltd.	United Kingdom
TV Travel Shop Ltd. (TVTS)	United Kingdom
3. HSN
AST LLC	Delaware
AST Sub, Inc.	Delaware
Barama, SA	Belgium
Conversa S.r.l.*	Italy
EC2 Consulting*	People's Republic of China
EUVIA Media Aktiengessellschaft & Co. KG*	Germany
EUVIA Media Verwaltungs AG*	Germany
EUVIA Travel GmbH*	Germany
Exception Management Services LP	Delaware
H.O.T. Belgium S.A.	Belgium
H.O.T. Networks GmbH	Germany
H.O.T. Networks Holdings (Delaware) L.L.C.	Delaware
Home Shopping Español (Mexico) S. de R.L. de C.V.	Mexico
Home Shopping Español Servicios (Mexico) S. de R.L. de C.V.	Mexico
Home Shopping Europe AG	Germany
Home Shopping Europe Broadcasting, S.p.A.*	Italy
Home Shopping Europe Digital GmbH	Germany
Home Shopping Europe en Francais S.A.	France
Home Shopping Europe en het Nederlands N.V.	Netherlands
Home Shopping Europe Ltd.	United Kingdom
Home Shopping Europe S.p.A.*	Italy
Home Shopping Network En Español L.L.C.	Delaware
Home Shopping Network En Español L.P.	Delaware
Home Shopping Network, Inc.	Delaware
Home Shopping Shanghai Ltd*	People's Republic of China
HSE Media LLC	Delaware
HSN Capital LLC	Delaware
HSN Catalog Services, Inc.	Delaware
HSN Direct LLC	Delaware
HSN Fulfillment LLC	Delaware
HSN General Partner LLC	Delaware
HSN GmbH & Co. KG	Germany
HSN Home Shopping Network GmbH	Germany
HSN Improvements LLC	Delaware
HSN Interactive LLC	Delaware
HSN LP	Delaware
HSN New Media GmbH	Germany
HSN of Nevada LLC	Delaware
HSN Realty LLC	Delaware
HSN UK Holdings Ltd.	United Kingdom
HSNAutomatic LLC	Delaware
Ingenious Designs LLC	Delaware
Jupiter Shop Channel Co. Ltd.*	Japan
MarkeTech Services, Inc.	Delaware
NEUN LIVE Fernsehen Geschaftsfurungs GmbH*	Germany
NEUN LIVE Fernsehen GmbH & Co. KG*	Germany
NEUN LIVE Musikveriag GmbH*	Germany
New-U Studios Holdings, Inc.	Delaware
Quiz TV Limited	United Kingdom

Short Shopping LLC	Delaware
TVSN Asia Pacific (Holdings) Limited*	China
TVSN China (Holdings) Limited*	China
TVSN China Limited*	China
TVSN International Trading*	People's Republic of China
USANi LLC	Delaware
USANi Sub LLC	Delaware
Ventana Television Holdings, Inc	Delaware
Ventana Television, Inc.	Delaware
Visual Star*	People's Republic of China
4. Precision Response Corporation (PRC)
Access Direct Telemarketing, Inc.	Iowa
Avaltus, Inc.	New Jersey
Hancock Information Group, Inc	Florida
Precision Relay Services, Inc.	Florida
Precision Response Corporation	Florida
Precision Response of Colorado, Inc.	Delaware
Precision Response of Louisiana, Inc.	Delaware
Precision Response of North America, Inc.	Delaware
Precision Response of Pennsylvania, Inc.	Delaware
5. ENTERTAINMENT PUBLICATIONS (EPI)
Entertainment Publications of Canada Limited	New Brunswick
Entertainment Publications of Puerto Rico, Inc.	Delaware
Entertainment Publications, Inc.	Michigan
Sally Foster, Inc.	Michigan
TICKETMASTER AND RELATED ENTITIES:	Match.com, uDate, Citysearch and eVite
6. TICKETMASTER
4075650 Canada Inc.	Canada
Bilett Direkt Ticnet AB	Sweden
BILLETnet A/S	Denmark
Billetservice AS	Norway
Billettsehtralen AS	Norway
Cinema Acquisition LLC	Delaware
CitySearch Canada Inc.	Canada
Dynabazaar, Inc.	Delaware
Elicia Acquisition Corp.	Delaware
FC1031 Limited	United Kingdom
Internet Investment Inc.	Bahamas
Kiss.com Inc.	Washington
Lippupalvelu OY	Finland
Match.com International Ltd.	United Kingdom
Match.com International Ltd.	United Kingdom
Match.com LP	Delaware
Match.com, L.P.	Delaware
MatchLive LLC	Delaware
MatchLive LLC	Delaware
Microflex 2001 LLC	Delaware
R.A.B.B. Ticketing Control AB	Sweden

RA Ontario, Inc.	Canada
Reseau Admission, Inc.	Canada
ReserveAmerica CA, Inc.	Delaware
ReserveAmerica Holdings, Inc.	Canada
ReserveAmerica U.S. Holdings, Inc.	Delaware
ReserveAmerica, Inc.	Delaware
Soulmates (NZ) Limited	New Zealand
Soulmates (NZ) Limited	New Zealand
Soulmates International, Inc.	Delaware
Soulmates International, Inc.	Delaware
Soulmates Technology Limited	United Kingdom
Soulmates Technology Pty Ltd.	New South Wales Australia
Soulmates Technology Pty Ltd.	New South Wales Australia
Synchro Systems Limited	United Kingdom
The Active Network, Inc.	Delaware
The Ticket Shop Limited	Ireland
Tickemaster-Indiana, LLC	Indiana
Ticket Agent Group T.A.G. AB	Sweden
Ticket Service Netherlands (TSN)	Netherlands
Ticketline Limited	Ireland
Ticketmaster	Delaware
Ticketmaster AT, LLC	Colorado
Ticketmaster California Gift Certificates LLC	California
Ticketmaster Canada Ltd.	Canada
Ticketmaster Cinema Group Ltd.	Delaware
Ticketmaster Corp.	Illinois
Ticketmaster EDCS LLC	Delaware
Ticketmaster Florida Gift Certificates LLC	Florida
Ticketmaster France Holdings Co. EURL	France
Ticketmaster Georgia Gift Certificates LLC	Georgia
Ticketmaster Group, Inc.	Illinois
Ticketmaster Indiana (JV)	Indiana
Ticketmaster Indiana Holdings Corp.	Indiana
Ticketmaster International Events Ltd.	United Kingdom
Ticketmaster LLC	Delaware
Ticketmaster Multimedia Holdings, Inc.	Delaware
Ticketmaster New Ventures Finance HB	Sweden
Ticketmaster New Ventures II AB	Sweden
Ticketmaster New Ventures, Ltd.	Cayman Island
Ticketmaster Pacific Acquisitions, Inc.	Delaware
Ticketmaster UK Limited *	United Kingdom
Ticketmaster West Virginia Gift Certificates LLC	West Virginia
Ticketmaster-New Ventures Holdings, Inc.	Delaware
Ticketron Australia Pty Ltd.	Australia
Ticketshop (NI) Limited	Northern Ireland
TicketWeb Inc.	Delaware
Ticketweb, Ltd.	United Kingdom
Ticnet AS	Norway
TM Number One Limited	United Kingdom
TM Vista, Inc.	Virginia
TM7 Pty Ltd.	Australia
TMOL CS Canada Ltd.	Canada
TMOL CS-UK Ltd.	United Kingdom

uDate.com Ltd.	United Kingdom
uDate.com, Inc.	Delaware
Venta de Boletas Por Compudora S.A. de C.V.	Mexico
WalkerPlus.com*	Japan
Worldwide Ticket Systems, Inc.	Washington
7. SERVICEMAGIC
ServiceMagic Inc.	Delaware
8. ZERO DEGREES
Zero Degrees Inc.	Delaware
9. LENDING TREE
HLC Escrow, Inc.	California
Home Loan Center, Inc.	California
HomeSpace Acquisition Co.	Delaware
iNest Realty of Minnesota, Inc.	Minnesota
iNest Realty, Inc.	Illinois
Internest, Inc.	Delaware
LendingTree Alabama Title Services, LLC	Alabama
LendingTree Settlement Services, LLC	Delaware
LendingTree, LLC	Delaware
LT Real Estate, Inc.	Delaware
RMS, LLC	Delaware
Robin Acquisition Corp.	Delaware
10. STYLECLICK
Internet Shopping Network LLC	Delaware
Styleclick Chicago Inc.	Delaware
Styleclick, Inc.	Delaware
Styleclick.com Inc.	California
11. OTHER
8831-8833 Sunset, LLC	California
ECS Sports Fulfillment LLC	Delaware
GiftCo Inc.	Delaware
GRB, Inc.	Delaware
HSE Media LLC	Delaware
HTRF Holdings, Inc.	Delaware
HTRF Ventures LLC	Delaware
IAC 19th St. Holdings, LLC	Delaware
InterCaptiveCorp, Ltd.	Bermuda
New-U Studios Holdings, Inc.	Delaware
Points Investments, Inc.	Delaware
Power Ten Ventures, Inc.	Delaware
Savoy Pictures Entertainment, Inc.	Delaware
Savoy Stations, Inc.	Delaware
SF Broadcasting of Green Bay, Inc.	Delaware
SF Broadcasting of Honolulu, Inc.	Delaware
SF Broadcasting of Mobile, Inc.	Delaware
SF Broadcasting of New Orleans, Inc.	Delaware
SF Broadcasting of Wisconsin, Inc.	Delaware
SF Green Bay License Subsidiary, Inc.	Delaware

SF Honolulu License Subsidiary, Inc.	Delaware
SF Mobile License Subsidiary, Inc.	Delaware
SF Multistations, Inc.	Delaware
SF New Orleans License Subsidiary, Inc.	Delaware
Silver King Investment Holdings, Inc.	Delaware
SK Holdings, Inc.	Delaware
SKC Investments, Inc.	Delaware
Telemation, Inc.	Delaware
The IAC Foundation, Inc.	Delaware
TMC Realty LLC	Delaware
Unicorn Acquisition Corp.	Delaware
USA Broadcasting, Inc.	Delaware
USA Electronic Commerce Solutions LLC	Delaware
USA Station Group Communications LLC	Delaware
USA Station Group Communications, Inc.	Delaware
USA Station Group of Oregon, Inc.	Delaware
USA Station Group, Inc.	Delaware
USA Video Distribution LLC	Delaware
USAI Sub, Inc.	Delaware
USANi Holding XI, Inc.	Delaware
Vue Funding Corp.	Delaware
ZD Holdings, Inc.	Delaware
*
Indicates companies in which IAC/InterActiveCorp holds a minority interest.

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IAC/InterActiveCorp Subsidiaries